As filed with the Securities and Exchange Commission on June 3, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRECISION DRILLING CORPORATION
(Exact name of registrant as specified in its charter)
Alberta, Canada	Not Applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

800, 525 - 8 Avenue, S.W., Calgary, Alberta, Canada T2P 1G1
(Address of Principal Executive Offices) Precision Drilling Corporation Second Amended and Restated Employee Stock Option Plan (Full title of the plan)

Precision Drilling (US) Corporation, 10350 Richmond Avenue, Suite 700, Houston, Texas 77042 (713) 435-6100
(Name, address and telephone number of agent for service)

Copies to:
Joanne L. Alexander Senior Vice President, General Counsel and Corporate Secretary Precision Drilling Corporation 800, 525 - 8 Avenue, S.W. Calgary, Alberta Canada T2P 1G1 (403) 716-4500	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, N.Y. 10019-6064 (212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered (2)(3)	Proposed Maximum Offering Price Per Security (4)	Proposed Maximum Aggregate Offering Price	Amount of registration fee
Common Shares (1)	6,265,881 shares	US$8.30	US$52,006,812.30	US$7,093.73

(1)
Represents common shares of the Registrant which may be issued upon the exercise of options granted under the Precision Drilling Corporation Second Amended and Restated Employee Stock Option Plan (the “Plan”), including associated rights pursuant to the shareholder rights plan agreement between the Registrant and Computershare Trust Company of Canada made as of June 1, 2010 and amended and restated on May 8, 2013, which may not be exercised or traded separately from the common shares unless and until certain specified events occur.

(2)	Represents additional common shares reserved for issuance under the Plan.

(3)
This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933 as amended (the “Securities Act”), be deemed to cover such common shares of the Registrant that may be issued pursuant to anti-dilution provisions of the Plan or to otherwise prevent dilution resulting from stock splits, stock dividends or similar events.

(4)
Estimated for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act, based on the average of the high and low prices of the Registrant’s common shares reported on the New York Stock Exchange on May 29, 2013, which was U.S.$8.30 per share.

EXPLANATORY NOTE

Precision Drilling Corporation (the “Corporation”, “we” or “us”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act, to increase by 6,265,881 the number of the Corporation’s common shares registered under the Plan. Following the registration of these additional shares, the Corporation will have registered an aggregate of 16,569,134 common shares to be issued pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Pursuant to General Instruction E to Form S-8, the contents of the Corporation’s registration statement on Form S-8 (File No. 333-159965) previously filed by the Corporation with the Securities and Exchange Commission (the “SEC”) on June 12, 2009 and amended by post-effective amendment on June 18, 2010 is incorporated by reference into this registration statement.

We also incorporate by reference the following documents we filed under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC:

1.	Our Annual Report on Form 40-F for the fiscal year ended December 31, 2012, filed with the SEC on March 19, 2013;

2.	All other reports filed by the Corporation pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2012; and

3.
A description of the common shares and common share purchase rights of the Corporation (incorporated by reference to Exhibit 99.1 and 99.2 to the Corporation’s report on Form 6-K filed by the Corporation on June 1, 2010 under the designation Form 8-K12B).

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 8.	Exhibits

Item	Exhibit
4.2	By-Law No. 1 of the Corporation (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.1, furnished to the SEC on April 24, 2013).
4.3	By-Law No. 2 of the Corporation (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.2, furnished to the SEC on April 3, 2013).
4.4	Amended and Restated Shareholder Rights Plan Agreement (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.1, furnished to the SEC on May 9, 2013).
4.5	Precision Drilling Corporation Second Amended and Restated Employee Stock Option Plan.
5.1	Opinion of Bennett Jones LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Bennett Jones LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages to this Registration Statement).

2

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 31st day of May, 2013.

PRECISION DRILLING CORPORATION

By:	/s/ Robert McNally
	Name:	Robert McNally
	Title:	Executive Vice-President and Chief Financial Officer

SIGNATURES WITH RESPECT TO PRECISION DRILLING CORPORATION

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Robert McNally and Joanne Alexander his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to such attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 3rd day of June, 2013.

Signature	Capacity

/s/ Kevin A. Neveu	President, Chief Executive Officer and Director
Kevin A. Neveu	(Principal Executive Officer)
/s/ Robert McNally	Executive Vice-President and Chief Financial Officer
Robert McNally	(Principal Financial and Accounting Officer)
/s/ William T. Donovan	Director
William T. Donovan
/s/ Brian J. Gibson	Director
Brian J. Gibson
/s/ Allen R. Hagerman	Director
Allen R. Hagerman
/s/ Catherine Hughes	Director
Catherine Hughes
/s/ Stephen J.J. Letwin	Director
Stephen J.J. Letwin
/s/ Dr. Kevin Meyers	Director
Dr. Kevin Meyers
/s/ Patrick M. Murray	Director
Patrick M. Murray
/s/ Robert L. Phillips	Director
Robert L. Phillips

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Precision Drilling Corporation in the United States, in the City of Houston, State of Texas, on June 3, 2013.

PRECISION DRILLING (US) CORPORATION

By:	/s/ Gene Stahl
Name: Gene Stahl
Title: President, Drilling Operations

EXHIBIT INDEX

Item	Exhibit
4.2	By-Law No. 1 of the Corporation (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.1, furnished to the SEC on April 24, 2013).
4.3	By-Law No. 2 of the Corporation (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.2, furnished to the SEC on April 3, 2013).
4.4	Amended and Restated Shareholder Rights Plan Agreement (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.1, furnished to the SEC on May 9, 2013).
4.5	Precision Drilling Corporation Second Amended and Restated Employee Stock Option Plan.
5.1	Opinion of Bennett Jones LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Bennett Jones LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages to this Registration Statement).